UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.

                                FORM 8-K

                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                            January 10, 2002
                            ----------------
                            (Date of Report)


                             ENTROPIN, INC.
                             --------------
         (Exact name of registrant as specified in its charter)


          Colorado              33-23693              84-1090424
----------------------------  ------------        -------------------
(State or other jurisdiction   (Commission          (IRS Employer
       of incorporation)      File Number)        Identification No.)


               45926 Oasis Street, Indio, California 92201
               -------------------------------------------
      (Address of principal executive offices, including zip code)


                             (760) 775-8333
                             --------------
          (Registrant's telephone number, including area code)

                                   N/A
                                  ----
      (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.
---------------------

     Entropin, Inc. ("Entropin") issued the following press release on January 3, 2002:

                      ENTROPIN LAUNCHES NEW WEBSITE

               ENHANCED INFORMATION PROVIDED TO INVESTORS

INDIO, Calif. (January 3, 2002) - Entropin, Inc. (Nasdaq: ETOP, ETOPW) is a specialty pharmaceutical company developing new topical therapeutics for painful soft tissue injuries and diseases. Today, the Company announced the launch of its redesigned web site, accessible at http://www.entropin.com.

The redesigned site provides visitors with updated information about the Company, Esterom(R), its revolutionary new drug, the market for Esterom(R), and an enhanced investor center feature.

The updated site also offers new options for receiving future information about Entropin, Inc. Please visit www.entropin.com and click on "Inside Edge Team". Even if you are a current "Inside Edge Team" member, please visit this section to update your information and explore the options for receiving information on Esterom(R), and Entropin, Inc.

ABOUT ENTROPIN
Entropin, Inc. is a pharmaceutical research and development company, initially focused on the development of Esterom(R), a novel topical therapeutic for the treatment of painful soft tissue injuries, such as tendonitis or back sprain, that result in impaired function.

                                #   #   #

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  January 10, 2002       ENTROPIN, INC



                              By: /s/ THOMAS G. TACHOVSKY
                                 -----------------------------------
                                 Thomas G. Tachovsky
                                 President and Chief Executive Officer